FOR IMMEDIATE RELEASE
Catalina Marketing Contacts:	Valassis Contact:

INVESTOR CONTACTS:

Christopher W. Wolf

Executive Vice President, Chief Financial Officer

Catalina Marketing Corporation

(727) 579-5218

Joanne Freiberger

Vice President, Finance

Catalina Marketing Corporation

(727) 579-5116

MEDIA CONTACT:

Susan Gear

Executive Director, Corporate Marketing

Catalina Marketing Corporation

(727) 579-5452

INVESTOR CONTACT:

Sherry Lauderback

Director of Investor Relations and Communications

Valassis

(734) 591-7374

lauderbacks@valassis.com

MEDIA CONTACT:

Tamara Oliverio

Public Relations

Valassis

(734) 591-4955

oliveriot@valassis.com

CATALINA MARKETING SELLS DIRECT MARKETING SERVICES DIVISION TO VALASSIS

ST. PETERSBURG, Fla., SEPT. 20, 2004 -- Catalina Marketing Corporation (NYSE: POS) and Valassis (NYSE: VCI) today jointly announced the sale of Catalina Marketing's direct mail division, Catalina Marketing Direct Marketing Services, to Valassis out of cash for an undisclosed amount. As part of the agreement, Valassis is pleased to assume and honor all existing Catalina Marketing Direct Marketing Services customer contracts and employees.

This transaction supports Catalina Marketing's previously announced strategy to focus on proprietary applications delivered at the point-of-sale and enhances Valassis' existing 1 to 1 direct mail business. Both Catalina Marketing Direct Marketing Services and Valassis' 1 to 1 direct mail business specialize in direct mail that is targeted based on the actual consumer purchase behavior and lifestyle changes of consumers.

"With the sale of our Direct Marketing Services division to Valassis, Catalina Marketing continues our focus on core business applications and positioning the company for long-term profitable growth," said Dick Buell, chief executive officer of Catalina Marketing. "We are pleased to have found a partner in this transaction that values the good work and talent of our Direct Marketing Services employees and will invest in their further success."

"Combining our expertise provides exceptional solutions and service capabilities for our customers, and an opportunity for accelerated growth in the area of targeted direct mail," said Alan F. Schultz, chairman, president and chief executive officer of Valassis. "We will work with our customers and explore opportunities to create greater value for them while maintaining the integrity and confidentiality of their frequent shopper data. Incorporating the best practices of each organization, including continued relationships with high-quality vendors, will create 'best in class' direct marketing solutions for our customers."

Gridley & Company LLC participated as Catalina Marketing's financial advisor throughout the execution of this deal.

About Catalina Marketing Corporation

Based in St. Petersburg, Fla., Catalina Marketing Corporation (www.catalinamarketing.com) was founded 20 years ago based on the premise that targeting communications based on actual purchase behavior would generate more effective consumer response. Today, Catalina Marketing combines unparalleled insight into consumer behavior with dynamic consumer access. This combination of insight and access provides marketers with the ability to execute behavior- based marketing programs, ensuring that the right consumer receives the right message at exactly the right time. Catalina Marketing offers an array of behavior-based promotional messaging, loyalty programs and direct to patient information. Personally identifiable data that may be collected from the company's targeted marketing programs, as well as its research programs, are never sold or given to any outside party without the express permission of the consumer.

Certain statements in the preceding paragraphs are forward looking, and actual results may differ materially. Statements not based on historic facts involve risks and uncertainties, including, but not limited to, the changing market for promotional activities, especially as it relates to policies and programs of packaged goods and pharmaceutical manufacturers for the issuance of certain product coupons and other promotions, the effect of economic and competitive conditions and seasonal variations, actual promotional activities and programs with the company's customers, the pace of installation of the company's store network, the policies and programs of the company's retail partners, the success of new services and businesses and the pace of their implementation, and the company's ability to maintain favorable client relationships.

About Valassis

Valassis offers a wide range of marketing services to consumer packaged goods manufacturers, retailers, technology companies and other customers and has operations in the United States, Europe, Mexico and Canada. Valassis' Connective Media™ portfolio includes: newspaper advertising & inserts, preprints, sampling, direct mail, 1 to 1 marketing programs, coupon clearing and consulting and analytic services. Valassis has been listed as one of Fortune magazine's "Best Companies to Work For" for seven consecutive years. Valassis subsidiaries and investments include Valassis Canada, PreVision Marketing®, LLC, Coupons, Inc., Promotion Watch, Valassis Relationship Marketing Systems, LLC and NCH Marketing Services, Inc. For additional information, visit the company Web site at http://www.valassis.com.

Certain statements found in this document constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks and uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: price competition from the Company's existing competitors; new competitors in any of the Company's businesses; a shift in customer preference for different promotional materials, strategies or coupon delivery methods; an unforeseen increase in the Company's paper costs; economic disruptions caused by terrorist activity, armed conflict or changes in general economic conditions; or changes which affect the businesses of our customers and lead to reduced sales promotion spending. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

###